EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Pope & Talbot, Inc.:

We consent to the use of our report incorporated by reference in this Registration Statement on Form S-8.

KPMG LLP

Portland, Oregon

December 17, 2004